Exhibit 10.20

DYNASTY PARENT HOLDINGS, L.P. AND DYNASTY PARENT CO., INC.

2019 LONG-TERM INCENTIVE PLAN

1. Purpose.

The purpose of the Plan is to enhance the Partnership’s and the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Partnership and the Company by providing such persons with equity ownership opportunities. Capitalized terms used in the Plan are defined in Section 11 below.

2. Eligibility.

Service Providers are eligible to be granted Awards under the Plan, subject to the limitations described herein.

3. Administration and Delegation.

(a) Administration. The Plan will be administered by the Administrator. The Administrator shall have authority to determine which Service Providers will receive Awards, to grant Awards and to set all terms and conditions of Awards (including, but not limited to, vesting, exercise and forfeiture provisions). In addition, the Administrator shall have the authority to take all actions and make all determinations contemplated by the Plan, to interpret the Plan and Award Agreements and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Administrator may correct any defect or ambiguity, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem necessary or appropriate to carry the Plan and any Awards into effect, as determined by the Administrator. The Administrator shall make all determinations under the Plan in the Administrator’s sole discretion and all such determinations shall be final and binding on all Persons having or claiming any interest in the Plan or in any Award.

(b) Appointment of Committees. To the extent permitted by Applicable Laws, the Board may delegate any or all of its powers under the Plan to one or more Committees. The Board may abolish any Committee at any time and re-vest in itself any previously delegated authority.

4. Award Limitations.

Awards may be made under the Plan covering Class A-2 Units and Class B Units, subject to such limitations, if any, as may be provided in the Partnership Agreement, and Shares, subject to such limitations, if any, as may be provided in the Company Bylaws.

5. Options.

(a) General. The Administrator may grant Options to any Service Provider. The Administrator shall determine the number of Units or Shares to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to Applicable Laws, as it considers necessary or advisable.

(b) Exercise Price. The Administrator shall establish the exercise price of each Option and specify the exercise price in the applicable Award Agreement.

(c) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Administrator may specify in the applicable Award Agreement. Notwithstanding the foregoing, unless the Administrator otherwise determines, if a Participant is given notice by the Partnership, the Company or any of their respective subsidiaries of the Participant’s Termination of Service for Cause, and the effective date of such Termination of Service is subsequent to the date of the delivery of such notice, the right to exercise any Options held by the Participant shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant’s service shall not be terminated for Cause or (ii) the effective date of such Termination of Service (in which case the right to exercise the Option shall terminate immediately upon the effective date of such Termination of Service).

(d) Exercise of Option; Notification of Disposition. Options may be exercised by delivery to the Partnership (in the case of Options covering Units) or the Company (in the case of Options covering Shares) of a written notice of exercise, in a form approved by the Administrator (which may be an electronic form), signed by the person authorized to exercise the Option, together with payment in full (i) as specified in Section 5(e) hereof for the number of Units or Shares for which the Option is exercised and (ii) as specified in Section 9(d) hereof for any applicable withholding taxes. Unless otherwise determined by the Administrator, an Option may not be exercised for a fraction of a Unit or Share.

(e) Payment Upon Exercise. Units or Shares purchased upon the exercise of an Option granted under the Plan shall be paid for in cash, by wire transfer of immediately available funds or by check, payable to the order of the Partnership (in the case of Units) or the Company (in the case of Shares), or, subject to any insider trading policy of the Partnership or of the Company (including, without limitation, any blackout periods) and Applicable Law, to the extent permitted by the Administrator, by:

(i) (A) delivery of an irrevocable and unconditional undertaking by a broker acceptable to the Partnership or the Company, as applicable, to deliver promptly to the Partnership or the Company, as applicable, sufficient funds to pay the exercise price and any required tax withholding, or (B) delivery by the Participant to the Partnership or the Company, as applicable, of a copy of irrevocable and unconditional instructions to a broker acceptable to the Partnership or the Company, as applicable, to deliver promptly to the Partnership or the Company, as applicable, cash or a check sufficient to pay the exercise price and any required tax withholding;

(ii) delivery (either by actual delivery or attestation) of Units or Shares owned by the Participant valued at their Fair Market Value, provided (A) such method of payment is then permitted under Applicable Laws, (B) such Units or Shares, if acquired directly from the Partnership or the Company, respectively, were owned by the Participant for such minimum period of time, if any, as may be established by the Partnership or the Company, as applicable, at any time, (C) such Units or Shares are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements, and (D) in the case of a Participant who is or has been subject to Canadian income tax in respect of Options, such Shares were not acquired by the Participant on an earlier exercise of Options;

(iii) surrendering Units or Shares then issuable upon exercise of the Option valued at their Fair Market Value on the date of exercise;

(iv) delivery of a promissory note of the Participant to the Partnership (in the case of Options covering Units) or the Company (in the case of Options covering Shares) on terms determined by the Administrator;

(v) delivery of property of any other kind which constitutes good and valuable consideration as determined by the Administrator; or

(vi) any combination of the above permitted forms of payment (including cash or check).

(f) Early Exercise of Options. The Administrator may provide in the terms of an Award Agreement that the Service Provider may exercise an Option in whole or in part prior to the full vesting of the Option in exchange for unvested Units or Shares with respect to any unvested portion of the Option so exercised. Units acquired upon the exercise of any unvested portion of an Option shall be subject to such terms and conditions as the Administrator shall determine.

6. Equity Rights.

(a) General. The Administrator may grant to Service Providers Equity Rights, which may be subject to vesting and forfeiture conditions during applicable restriction period or periods, as set forth in an applicable Award Agreement.

(b) Terms and Conditions for All Equity Right Awards. The Administrator shall determine and set forth in the applicable Award Agreement the terms and conditions applicable to each Equity Right Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, in each case, if any.

(c) Settlement. Upon the vesting of an Equity Right, the Participant shall be entitled to receive Shares, Class A-2 Units or Class B Units or an amount of cash or other property equal to the Fair Market Value of such Shares, Class A-2 Units or Class B Units on the settlement date, as the Administrator shall determine and as provided in the applicable Award Agreement. The Administrator may provide that settlement of Equity Rights shall occur upon or as soon as reasonably practicable after the vesting of the Equity Rights or shall instead be deferred, on a mandatory basis or at the election of the Participant, in a manner that complies with Section 409A.

(d) Voting Rights. A Participant shall have no voting rights with respect to any Equity Rights unless and until Units or Shares are delivered in settlement thereof.

(e) Dividend Equivalents. To the extent provided by the Administrator, a grant of Equity Rights may provide a Participant with the right to receive Dividend Equivalents. Dividend Equivalents may be paid currently or credited to an account for the Participant, may be settled in cash and/or Shares, Class A-2 Units or Class B Units or other securities and may be subject to the same restrictions on transfer and forfeitability as the Equity Rights with respect to which the Dividend Equivalents are paid, as determined by the Administrator, subject, in each case, to such terms and conditions as the Administrator shall establish and set forth in the applicable Award Agreement.

7. Other Awards.

Other Awards may be granted hereunder to Participants, including, without limitation, Awards of Shares, Class A-2 Units, awards entitling Participants to receive Shares, Class A-2 Units or Class B Units to be delivered in the future and awards of Class B Units, which are intended to constitute “profits interests” within the meaning of the Code, Treasury Regulations promulgated thereunder, and any published guidance by the Internal Revenue Service with respect thereto. Such Other Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan, as stand-alone payments and/or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Awards may be paid in Shares, Class A-2 Units, Class B Units, cash or other property, as the Administrator shall determine. Subject to the provisions of the Plan, the Administrator shall determine the terms and conditions of each Other Award, including, without limitation, any exercise or purchase price, transfer restrictions, vesting conditions and other terms and conditions applicable thereto, which shall be set forth in the applicable Award Agreement.

8. Adjustments for Changes and Certain Other Events.

(a) Equity Restructurings. In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in this Section 8, the Administrator will equitably adjust each outstanding Award, which adjustments may include adjustments to the number and type of securities subject to each such outstanding Award and/or the exercise price thereof, the grant of new Awards to Participants, and/or the making of a cash payment to Participants, as the Administrator deems appropriate to reflect such Equity Restructuring. The adjustments to Awards provided under this Section 8(a) shall be nondiscretionary and shall be final and binding on the affected Participant and the Partnership or the Company; provided that whether an adjustment is equitable shall be determined by the Administrator.

(b) Certain Transactions or Events. In the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, securities, or other property), reorganization, merger, consolidation, combination, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Partnership, the Company or their respective subsidiaries, or sale or exchange of securities of the Partnership, the Company or their respective subsidiaries, issuance of warrants or other rights to purchase other securities of the Partnership, the Company or their respective subsidiaries, or other similar corporate transaction or event, as determined by the Administrator, affects the equity securities of the Partnership or the Company such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Partnership or the Company to be made available under the Plan or with respect to any Award, then the Administrator may, in such manner as it may deem equitable, adjust any or all of:

(i) the amount and kind of securities or property with respect to which Awards may be granted or awarded (including, but not limited to, adjustments of the limitations in Section 4 hereof);

(ii) the amount and kind of securities or property subject to outstanding Awards;

(iii) the grant, exercise or purchase price with respect to any Award; and

(iv) the terms and conditions of any Awards (including, without limitation, any applicable financial or other performance “targets” specified in an Award Agreement).

(c) Additional Transactions or Events. In the event of any transaction or event described in Section 8(b) hereof (including, without limitation, any change in control) or any unusual or nonrecurring transaction or event affecting the Partnership or the Company or the financial statements of the Partnership or the Company, or any change in any Applicable Laws or accounting principles, the

Administrator, on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended by the Partnership or the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan, (y) facilitate such transaction or event or (z) give effect to such changes in Applicable Laws or accounting principles:

(i) to provide for the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the purchase or settlement of the vested portion of such Award or realization of the Participant’s rights under the vested portion of such Award, as applicable, as determined by the Administrator; provided that, if the amount that could have been obtained upon the settlement of such Award or realization of the Participant’s rights, in any case, is equal to or less than zero, then the vested portion of such Award may be terminated without payment;

(ii) to provide that such Award shall vest and, to the extent applicable, be exercisable as to all Units or Shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;

(iii) to provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by awards covering the securities of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the amount and kind of securities and applicable exercise or purchase price, in all cases, as determined by the Administrator;

(iv) to make adjustments in the amount and type of securities or property subject to outstanding Awards, and/or in the terms and conditions of (including, without limitation, the grant or exercise price), and the criteria included in, outstanding Awards or Awards which may be granted in the future;

(v) to replace such Award with other rights or property selected by the Administrator; and/or

(vi) to provide that the Award will terminate and cannot vest, be exercised, or become payable after the applicable event.

(d) Administrative Stand Still. In the event of any pending dividend, Unit or Share split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Partnership or Company assets to securityholders, or any other change affecting the Units or Shares or the price of the Units or Shares, including any Equity Restructuring, for reasons of administrative convenience the Administrator may refuse to permit the exercise of any Award during a period of up to thirty days prior to the consummation of any such transaction.

(e) Miscellaneous. Except as expressly provided in the Plan or pursuant to action of the Administrator under the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of securities of any class, the payment of any dividend, any increase or decrease in the number of securities of any class or any dissolution, liquidation, merger, or consolidation of the Partnership, the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Administrator under the Plan, no issuance by the Partnership or the Company of securities of any class, or securities convertible into securities of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Units or Shares subject to an Award or the grant, base or exercise price of any Award. The existence of the Plan, any Award Agreements and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Partnership to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Partnership’s or the Company’s capital structure or its business, (ii) any merger, consolidation dissolution or liquidation of the Partnership or the Company or sale of Partnership or Company assets or (iii) any sale or issuance of securities, including, without limitation, securities with rights superior to those of the Units or the Shares or which are convertible into or exchangeable for Units or Shares. The Administrator may treat Participants and Awards (or portions thereof) differently under this Section 8.

9. General Provisions Applicable to Awards.

(a) Transferability. Except as the Administrator may otherwise determine or provide in an Award Agreement or otherwise, in any case in accordance with Applicable Laws, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the Person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution and, during the life of the Participant, shall be exercisable only by the Participant. Except as the Administrator may otherwise determine or provide in an Award Agreement or otherwise, in any case in accordance with Applicable Laws and, if applicable, the Partnership Agreement or the Company Bylaws, Class A-2 Units, Class B Units and Shares acquired by a Participant in connection with Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the Person to whom such securities are issued, either voluntarily or by operation of law, except as may be expressly permitted under the terms of the Partnership Agreement or the Company Bylaws, if applicable. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b) Documentation. Each Award shall be evidenced in an Award Agreement, which may be in such form (written, electronic or otherwise) as the Administrator shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award to a Participant need not be identical, and the Administrator need not treat Participants or Awards (or portions thereof) uniformly.

(d) Withholding. Each Participant shall pay to the Partnership, the Company or their respective subsidiaries, as applicable, or make provision satisfactory to the Administrator for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Administrator may otherwise determine, all such payments shall be made in cash, by wire transfer of immediately available funds or by certified check. Notwithstanding the foregoing, subject to any Partnership or Company insider trading policy (including blackout periods) and Applicable Laws, to the extent permitted by the Administrator, Participants may satisfy such tax obligations in whole or in part by delivery of Shares, Class A-2 Units or Class B Units retained from the Award creating the tax obligation, valued at their Fair Market Value, provided that a Participant who is or has been subject to Canadian income tax in respect of Options may not surrender Shares acquired by the Participant on an earlier exercise of Options but may, in the sole discretion of the Administrator, surrender a portion of the Options which would otherwise have been exercised with a Fair Market Value equal to the tax obligation. The Partnership, the Company or any of their respective subsidiaries, as applicable, may, to the extent permitted by Applicable Laws, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(e) Amendment of Award. The Administrator may amend, modify or terminate any outstanding Award, including, but not limited to, substituting therefor another Award of the same or a different type and changing the date of exercise or settlement. The Participant’s consent to such action shall be required unless (i) the Administrator determines that the action, taking into account any related action, would not materially and adversely affect the Participant, or (ii) the change is permitted under Section 8 and 10(f) hereof.

(f) Conditions on Delivery. Neither the Partnership nor the Company will be obligated to deliver any property pursuant to the Plan or to remove restrictions from property previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Partnership or the Company, as applicable, (ii) in the opinion of the Partnership’s counsel or the Company’s counsel, as applicable, all other legal matters in connection with the issuance and delivery of such property have been satisfied, including, but not limited to, any applicable securities laws and any applicable stock exchange or stock market rules and regulations, (iii) the Participant has entered into the Partnership Agreement (with respect to Units) in the form provided to the Participant by the Partnership and (iv) the Participant has executed and delivered to the Partnership or the Company such representations or agreements as the Administrator deems necessary or appropriate to satisfy the requirements of any Applicable Laws and, if applicable, the Partnership Agreement or the Company Bylaws. The inability of the Partnership or the Company to obtain authority from any regulatory body having jurisdiction, which authority is determined by the Administrator to be necessary to the lawful issuance and sale of any securities hereunder, shall relieve the Partnership and the Company of any liability in respect of the failure to issue or sell such property as to which such requisite authority shall not have been obtained.

(g) Acceleration. The Administrator may at any time provide that any Award shall become immediately vested and/or exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

10. Miscellaneous.

(a) No Right To Employment or Other Status. No Person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Partnership, the Company or their respective subsidiaries. The Partnership, the Company and their respective subsidiaries expressly reserve the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan or any Award, except as expressly provided in an applicable Award Agreement.

(b) No Rights As Partner or Stockholder. Subject to the provisions of the applicable Award Agreement, no Participant or Designated Beneficiary shall have any rights as a Partner or as a stockholder with respect to any Class A-2 Units, Class B Units or Shares to be distributed with respect to an Award until becoming the record holder of such Class A-2 Units, Class B Units or Shares.

(c) Effective Date. The Plan shall become effective on the date on which it is adopted by the Board.

(d) Amendment of Plan. The Administrator may amend, suspend or terminate the Plan or any portion thereof at any time; provided that no amendment of the Plan shall materially and adversely affect (as determined by the Administrator) any Award outstanding at the time of such amendment without the consent of the affected Participant. Awards outstanding under the Plan at the time of any suspension or termination of the Plan shall continue to be governed in accordance with the terms of the Plan and the applicable Award Agreement, as in effect prior to such suspension or termination. No amendment to or termination of the Partnership Agreement or the Company Bylaws shall be prohibited by the terms of the Plan or an outstanding Award and no Participant consent shall be required under the Plan or an outstanding Award with respect to any such amendment or termination.

(e) Provisions for Foreign Participants. The Administrator may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to address differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

(f) Section 409A.

(i) General. Each of the Partnership and the Company intends that all Awards be structured in compliance with, or to satisfy an exemption from, Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply in connection with any Awards. Notwithstanding anything herein or in any Award Agreement to the contrary, the Administrator may, without a Participant’s prior consent, amend this Plan and/or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to preserve the intended tax treatment of Awards under the Plan, including, without limitation, any such actions intended to (A) exempt this Plan and/or any Award from the application of Section 409A, and/or (B) comply with the requirements of Section 409A, including, without limitation, any such regulations, guidance, compliance programs and other interpretative authority that may be issued after the date of grant of any Award. The Partnership and the Company make no representations or warranties as to the tax treatment of any Award under Section 409A or otherwise. Neither the Partnership nor the Company shall have any obligation under this Section 10(f) or otherwise to take any action (whether or not described herein) to avoid the imposition of taxes, penalties or interest under Section 409A with respect to any Award and shall have no liability to any Participant or any other Person if any Award, compensation or other benefits under the Plan are determined to constitute non-compliant, “nonqualified deferred compensation” subject to the imposition of taxes, penalties and/or interest under Section 409A.

(ii) Separation from Service. With respect to any Award that constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award that is to be made upon a termination of a Participant’s Service Provider relationship shall, to the extent necessary to avoid the imposition of taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or subsequent to the termination of the Participant’s Service Provider relationship. For purposes of any such provision of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.”

(iii) Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” that are otherwise required to be made under an Award to a “specified employee” (as defined under Section 409A and determined by the Administrator) as a result of his or her “separation from service” shall, to the extent necessary to avoid the imposition of taxes under Code Section 409A(a)(2)(B)(i), be delayed until the expiration of the six-month period immediately following such “separation from service” (or, if earlier, until the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award agreement) on the day that immediately follows the end of such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award that are, by their terms, payable more than six months following the Participant’s “separation from service” shall be paid at the time or times such payments are otherwise scheduled to be made.

(g) Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee or agent of the Partnership or the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other Person for any claim, loss, liability, or expense incurred in connection with the Plan or any Award, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as an Administrator, director, officer, other employee or agent of the Partnership or the Company. The Partnership or the Company will indemnify and hold harmless each Partner, partner, director, officer, other employee and agent of the Partnership or the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be granted or delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising out of any act or omission to act concerning this Plan unless arising out of such Person’s own fraud or bad faith.

(h) Clawback. All Awards (including, without limitation, any proceeds, gains or other economic benefit actually or constructively received by Participant upon any receipt, settlement or exercise of any Award or upon the receipt or resale of any Units underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Partnership or the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

(i) Data Privacy. As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this paragraph by and among, as applicable, the Partnership, the Company and their respective subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Partnership, the Company and their subsidiaries and affiliates may hold certain personal information about a Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), any securities held in the Partnership, the Company or any of their subsidiaries and affiliates, details of all Awards, in each case, for the purpose of implementing, managing and administering the Plan and Awards (the “Data”). The Partnership, the Company and their subsidiaries and affiliates may transfer the Data amongst themselves as necessary for the purpose of implementation, administration and management of a Participant’s participation in the Plan, and the Partnership, the Company and their subsidiaries and affiliates may each further transfer the Data to any third parties assisting the Partnership and the Company in the implementation, administration and management of the Plan. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. Through acceptance of an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Partnership, the Company or the Participant may elect to deposit any securities. The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data held by the Partnership or the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Partnership or the Company may cancel Participant’s ability to participate in the Plan and, in the Administrator’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws his or her consents as described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.

(j) Severability. In the event any portion of the Plan or any action taken pursuant thereto shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provisions had not been included, and the illegal or invalid action shall be null and void.

(k) Governing Documents. In the event of any contradiction between the Plan and any Award Agreement or any other written agreement between a Participant and the Partnership, the Company or any of their subsidiaries that has been approved by the Administrator, the terms of the Plan shall govern, unless it is expressly specified in such Award Agreement or other written document that a specific provision of the Plan shall not apply, provided that, in the event of any contradiction between the Plan and the Partnership Agreement or the Company Bylaws, the terms of the Partnership Agreement or the Company Bylaws, as applicable, shall govern. The provisions contained in Sections 8.1, 8.13 and 8.14 of the Partnership Agreement are incorporated by reference in the Plan mutatis mutandis.

(l) Restrictions. Shares, Class A-2 Units, Class B Units or other property acquired in respect of Awards shall be subject to such terms and conditions as the Administrator shall determine, including, without limitation, restrictions on the transferability, repurchase rights, the right of the Partnership or the Company to require that Shares, Class A-2 Units or Class B Units be transferred in the event of certain transactions, tag-along rights, bring-along rights, redemption and co-sale rights and voting requirements. Such terms and conditions may be additional to those contained in the Plan and may, as determined by the Administrator, be contained in the applicable Award Agreement or in an exercise notice, Partnership Agreement, Company Bylaws, securityholders’ agreement or in such other agreement as the Administrator shall determine, in each case in a form determined by the Administrator. The issuance of such Shares, Class A-2 Units, Class B Units or other property shall be conditioned on the Participant’s consent to such terms and conditions and the Participant’s entering into such agreement or agreements.

(m) Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

(n) Conformity to Securities Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan and all Awards granted hereunder shall be administered only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by Applicable Laws, the Plan and all Award Agreements shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

11. Definitions. As used in the Plan, the following words and phrases shall have the meanings set forth in this Section 11.

(a) “Administrator” means the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

(b) “Applicable Laws” means the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Shares, Class A- 2 Units or Class B Units, or other securities of the Partnership or Company are listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where Awards are granted or issued under the Plan.

(c) “Award” means, individually or collectively, a grant under the Plan of Equity Rights, Options or Other Awards.

(d) “Award Agreement” means a written agreement evidencing an Award, which agreements may be in electronic medium and shall contain such terms and conditions with respect to an Award (including the class, series or type of securities or property covered thereby) as the Administrator shall determine, consistent with and subject to the terms and conditions of the Plan.

(e) “Board” means, with respect to the Partnership, the Board of Managers or other governing body of the Partnership and, with respect to the Company, the Board of Directors or other governing body of the Company acting, in either case, at the direction of the Board of Managers (or other governing body) of the Partnership.

(f) “Cause,” with respect to a Participant, “Cause” (or any term of similar effect) as defined in the Participant’s employment agreement with the Partnership, the Company or any of their respective subsidiaries or affiliates if such an agreement exists and contains a definition of “Cause” (or term of similar effect), or, if no such agreement exists or such agreement does not contain a definition of “Cause” (or term of similar effect), then “Cause” means (i) the Participant’s unauthorized use or disclosure of confidential information or trade secrets of the Partnership, the Company or any of their respective subsidiaries or affiliates or any material breach of a written agreement between the Participant and the Partnership, the Company or any of their respective subsidiaries or affiliates, including a material breach of any employment, confidentiality, non-compete, non-solicit or similar agreement; (ii) the Participant’s commission of, indictment for, or the entry of a plea of guilty or nolo contendere by the Participant to, a felony under the laws of the United States or any state thereof or any crime involving dishonesty or moral turpitude (or any similar crime in any jurisdiction outside the United States); (iii) the Participant’s negligence or willful misconduct in the performance of the Participant’s duties or the Participant’s willful or repeated failure or refusal to substantially perform assigned duties; (iv) any act of fraud, embezzlement, material misappropriation or dishonesty committed by the Participant against the Partnership, the Company or any of their respective subsidiaries or affiliates; or (v) any acts, omissions or statements by the Participant that the Administrator determines to be materially detrimental or damaging to the reputation, operations, prospects or business relations of the Partnership, the Company or any of their respective subsidiaries or affiliates.

(g) “Class A-2 Units” has the meaning set forth in the Partnership Agreement.

(h) “Class B Units” has the meaning set forth in the Partnership Agreement.

(i) “Code” means the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

(j) “Committee” means one or more committees or subcommittees of the Board, which may be comprised of one or more Directors and/or executive officers of the Partnership or the Company, in either case, to the extent permitted in accordance with Applicable Laws.

(k) “Common Stock” means the non-voting common stock of the Company.

(l) “Company” means Dynasty Parent Co., Inc., or any successor thereto.

(m) “Company Bylaws” means the bylaws of the Company, as may be amended from time to time.

(n) “Consultant” means any Person, including any advisor, engaged by the Partnership, the Company or a parent or subsidiary of the Partnership or the Company to render services to such entity if: (i) the consultant or adviser renders bona fide services to the Partnership, the Company or their respective subsidiaries; (ii) the services rendered by the consultant or advisor are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the securities of the Partnership or the Company; and (iii) the consultant or advisor is a natural Person, or such other advisor or consultant as is approved by the Administrator.

(o) “Designated Beneficiary” means the beneficiary or beneficiaries designated, in a manner determined by the Administrator, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or incapacity. In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

(p) “Director” means a member of the Board.

(q) “Disability” means a permanent medical disability, as determined by the Administrator in good faith.

(r) “Dividend Equivalents” means a right granted to a Participant to receive the equivalent value (in cash or property) of distributions paid on Class A-2 Units or Class B Units pursuant to the Partnership Agreement or of dividends paid on Shares.

(s) “Employee” means any Person, including officers and Directors, employed by, including as a partner, any Partnership, the Company or any of their respective parents or subsidiaries.

(t) “Equity Restructuring” means, as determined by the Administrator, a non-reciprocal transaction between the Partnership or the Company and their respective equityholders, such as a Unit or Share dividend, Unit or Share split, spin-off or recapitalization through a large, nonrecurring cash dividend, that affects the Units or Shares (or other securities of the Partnership or the Company, respectively) or the price of Units or Shares (or other securities of the Partnership or the Company, respectively) and causes a change in the per-Unit value or per-Share value underlying outstanding Awards.

(u) “Equity Right” means an unfunded, unsecured right to receive, on the applicable settlement date, a Share, Class A-2 Unit or Class B Unit or an amount in cash or other consideration determined by the Administrator equal to the value thereof as of such payment date, which right may be subject to certain vesting conditions and other restrictions.

(v) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(w) “Fair Market Value” means, as of any date, the fair market value as determined by the Administrator in its sole discretion, which, with respect to a Class A-2 Unit or a Class B Unit may be the amount that would be distributable to the Participant upon a liquidation of the Partnership with respect to such Class A-2 Unit or Class B Unit.

(x) “Option” means an option to purchase Units or Shares.

(y) “Other Awards” means awards of Class A-2 Units, Class B Units, Shares and other awards that are valued in whole or in part by reference to, or are otherwise based on, Class A-2 Units or Class B Units, Shares or securities of the Partnership or the Company, or other property.

(z) “Participant” means a Service Provider who has been granted an Award under the Plan.

(aa) “Partner” has the meaning set forth in the Partnership Agreement.

(bb) “Partnership” means Dynasty Parent Holdings, L.P., or any successor thereto.

(cc) “Partnership Agreement” means the Amended and Restated Limited Partnership Agreement of the Partnership, as amended from time to time.

(dd) “Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or any other entity of whatever nature.

(ee) “Plan” means this Dynasty Parent Holdings, L.P. and Dynasty Parent Co., Inc. 2019 Long-Term Incentive Plan.

(ff) “Restricted Period” means, with respect to a Participant, the applicable period(s) during which the Participant is bound by any Restrictive Covenants in the applicable employment agreement, offer letter, restrictive covenant agreement or other agreement to which the Participant is a party.

(gg) “Restrictive Covenants” means, with respect to a Participant, any covenants not to disclose confidential or proprietary information or trade secrets of, not to solicit or hire employees or consultants of, not to solicit clients or customers of, or not to compete or interfere with the business of, the Partnership, the Company or any of their respective subsidiaries or affiliates, by which the Participant may be bound under any employment agreement, offer letter, restrictive covenant agreement or other agreement to which the Participant is a party.

(hh) “Section 409A” means Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder.

(ii) “Securities Act” means the Securities Act of 1933, as amended from time to time.

(jj) “Service Provider” means an Employee, Consultant or Director.

(kk) “Share” means a share of Common Stock.

(ll) “Termination of Service” means the date the Participant ceases to be a Service Provider.

(mm) “Units” has the meaning set forth in the Partnership Agreement.